Exhibit 99.1

WORKSPORT ANNOUNCES PRICING OF APPROXIMATELY $2.8 MILLION REGISTERED DIRECT OFFERING & CONCURRENT PRIVATE PLACEMENT PRICED AT-THE-MARKET UNDER NASDAQ RULES

PUBLISHED

MAR 18, 2024 8:00AM EDT

West Seneca, New York, March 18, 2024 (GLOBE NEWSWIRE) — Worksport Ltd. (Nasdaq: WKSP; WKSPW) (“Worksport” or the “Company”) is pleased to announce today that it has entered into a securities purchase agreement with a single institutional investor to purchase 3,850,132 shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) in a registered direct offering. In a concurrent private placement, the Company also agreed to issue and sell to the investor warrants to purchase up to 7,700,264 shares of common stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and accompanying warrant is $0.74, priced at-the-market under Nasdaq rules. The warrants will become exercisable six months from issuance, expire five and a half years from the issuance date, and have an exercise price of $0.74 per share.

The gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $2.8 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about March 21, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock (or pre-funded warrants in lieu thereof) are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-267696) that was filed with the SEC on September 30, 2022, and subsequently declared effective on October 13, 2022. The offering of shares of common stock (or pre-funded warrants in lieu thereof) will be made only by means of a prospectus supplement that forms part of the registration statement. The warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. A prospectus supplement relating to the shares of common stock and pre-funded warrants will be filed by Worksport with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Worksport strives to provide frequent updates on its operations to its community of investors, clients, and customers to maintain the highest level of visibility.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses the Accounts to announce Company news and other information. The information shared on the Accounts could be deemed to be material information. As a result, the Company encourages investors, the media, and others to review the information the Company publishes on the Accounts.

In order to comply with Regulation FD, the Company does not selectively disclose material non-public information on any Account. If there is any significant financial information, it is the policy of the Company to release it broadly to the public through a press release or SEC filing prior to publishing it on one of the Accounts.

For additional information, please contact:

Steven ObadiahInvestor RelationsWorksport Ltd.T: 1 (888) 554 8789 E: investors@worksport.com W: www.worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays, (ii) acceptance of our products by consumers, (iii) delays in or nonacceptance by third parties to sell our products; (iv) competition from other producers of similar products; (v) the timing and consummation of the offering, (vi) our satisfaction of the closing conditions of offering and our use of the net proceeds offering, and (vii) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is outlined in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.